                         NOTICE OF GUARANTEED DELIVERY
       FOR TENDER OF 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2012 OF
                            STREAMLOGIC CORPORATION

  This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer by StreamLogic Corporation (the "Company") to exchange each $1,000 principal amount of the Company's 6% Convertible Subordinated Debentures due 2012 (the "6% Debentures") for $120.00 in cash, $113.33 principal amount of StreamLogic Corporation's increasing rate unsecured promissory notes due 1998, 216.66667 shares of StreamLogic Corporation Common Stock and five-year warrants to purchase 40 shares of StreamLogic Common Stock (the "Offer") if, (a) certificates representing the 6% Debentures are not immediately available, (b) the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined), or (c) time will not permit the 6% Debentures and all other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Offer to Exchange dated October 7, 1996 of the Company (as the same may be amended or supplemented from time to time, the "Offer to Exchange").

                                      To:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

             By Mail:             By Facsimile Transmission:       By Hand Delivery or
         Midtown Station               (201) 329-8936              Overnight Delivery:
          P.O. Box 798                                           120 Broadway--13th Floor
       New York, NY 10018                                           New York, NY 10271
Attention:  Reorganization Dept.     For Confirmation of       Attention: Reorganization Dept.
        (201) 296-4983              Facsimile Transmission:


  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 4,
   1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2012 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
                               EXPIRATION DATE.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal, receipt of both of which is hereby acknowledged, the principal amount of 6% Debentures set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange under the heading "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery."

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                           PLEASE SIGN AND COMPLETE

 Principal Amount of 6% Debentures      Signature(s) of Registered Holder(s)
 Tendered                               or Authorized Signatory
 ______________________________________ ______________________________________
                                        ______________________________________

 Certificate No(s). of 6% Debentures
 (if available)                         Name(s) of Registered Holder(s)
 ______________________________________ ______________________________________
 ______________________________________ ______________________________________
 Date _________________________________ ______________________________________
                                        Address(es) __________________________
                                        Social Security or Taxpayer
                                        Identification No.
                                        ______________________________________
                                        Area Code and Telephone No.
                                        ______________________________________
                                        If 6% Debentures will be delivered
                                        bybook-entry transfer, check
                                        appropriate box below
                                        [_] The Depository Trust Company
                                        [_] Philadelphia Depository Trust
                                            Company
                                        Account No. __________________________

  This Notice of Guaranteed Delivery must be signed by the registered holder(s) of 6% Debentures exactly as their name(s) appear(s) on the certificates representing such 6% Debentures or on a security position listing as the owner(s) of the 6% Debentures, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): ______________________________________________________________________

Capacity: _____________________________________________________________________

Address(es): __________________________________________________________________

  Do not send 6% Debentures with this form. 6% Debentures should be sent to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal.

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three Nasdaq SmallCap Market trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with 6% Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such 6% Debentures into the Exchange Agent's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Offer to Exchange under the heading "The Exchange Offer--Procedures for Tendering--Book-Entry Transfer"), and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

 Name of Firm: ________________________  Name: _______________________________

 Address: _____________________________  Title: ______________________________

                                         Area Code and Telephone No.: ________

 ______________________________________  Date: _______________________________
 City State                   Zip Code

 ______________________________________
          Authorized Signature


 NOTE: DO NOT SEND 6% DEBENTURES WITH THIS FORM. ACTUAL SURRENDER OF 6%
       DEBENTURES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                                 INSTRUCTIONS

  1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. The Exchange Agent must receive at one of its addresses set forth on the cover hereof prior to the Expiration Date a properly completed and duly executed Notice of Guaranteed Delivery that (i) contains a signature guaranteed by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery, (ii) sets forth the name and address of the holder of 6% Debentures and the amount of 6% Debentures tendered, (iii) states that the tender is being made thereby and
(iv) guarantees within three Nasdaq SmallCap Market trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with the 6% Debentures and any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the holder, but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Offer to Exchange under the section entitled "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery." In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent prior to the Expiration Date, as applicable. No Notice of Guaranteed Delivery should be sent to the Company or to the trustee under the Indenture for the 6% Debentures.

  2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the 6% Debentures referred to herein, the signature must correspond with the name(s) as written on the face of such 6% Debentures without alteration, enlargement or any change whatsoever.

  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any 6% Debentures listed, this Notice of Guaranteed Delivery must be accompanied by an appropriate instrument or instruments of transfer or exchange from the registered holder (with signatures on such instrument or instruments guaranteed by an Eligible Institution) signed as the name of the registered holder(s) appear(s) on the face of such 6% Debentures without alteration, enlargement or any change whatsoever.

  If this Notice of Guaranteed Delivery is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

  3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Offer or the procedure for exchanging, as well as requests for assistance or for additional copies of the Offer to Exchange and the Letter of Transmittal, may be directed to the Company at the address set forth in the Offer to Exchange.